Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
     In connection with the accompanying Quarterly Report of Archipelago Learning, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 (the “Report”), Tim McEwen, President and Chief Executive Officer of the Company, and James Walburg, Executive Vice President, Chief Financial Officer and Secretary of the Company, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 16, 2010

/s/ Tim McEwen
Tim McEwen
President and Chief Executive Officer

/s/ James Walburg
James Walburg
Executive Vice President, Chief Financial Officer and Secretary